An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated __________________________________

CANNASSIST INTERNATIONAL CORP.

$900,000

1,200,000 UNITS

$0.75 PER UNIT

This is the initial public offering of securities of CannAssist International Corp., a Delaware corporation (“CannAssist,” the “Company” “we,” “our” and “us”). The Company is offering 1,200,000 units (the “Units”) of the Company in a “Tier 2 Offering” under Regulation A (the “Offering”). Each Unit carries a purchase price of $0.75 per Unit and consists of: (i) 3 shares of Common Stock (each a “Share”); and (ii) 1 Warrant with each whole Warrant entitling the holder rights to purchase 1 Share at an exercise price equal to $0.50 for a period of 5 years from the date of issuance (the “Warrant”). We expect to offer the Units in this Offering until we raise the maximum amount being offered. The minimum investment amount to participate in this Offering is $300 for a minimum subscription of 400 Units, which may be waived in the sole discretion of the Company.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section contained within this Offering Circular.

Currently, the Company’s common stock is quoted on the OTCQB® Venture Market under the symbol “CNSC.” No assurances can be given that a public market will develop following completion of this Offering or that, if a market does develop, it will be sustained. The offering price for the Units has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares underlying the offered Units will become tradable on the qualification date of this Offering Circular.

We are offering our Units without the use of an exclusive placement agent, however, we may engage various securities brokers to place securities in this Offering with investors for commissions of up to 10% of the gross proceeds.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

See “Risk Factors” to read about factors you should consider before buying shares of our common stock.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Units offered are sold; or (ii) unless sooner terminated by the Company. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

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This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our securities involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our securities.

Title of Each Class of Securities to be Offered (1)	Amount to be Offered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price
Units	1,200,000 Units	$0.75	$900,000

(1)	This Offering Circular covers a direct public offering by the Company of up to 1,200,000 Units, with each Unit consisting of: (i) 3 shares of Common Stock, par value $0.0001 per share; and (ii) 1 Warrant with each whole Warrant entitling the holder rights to purchase 1 share of common stock at an exercise price equal to $0.50 for a period of 5 years from the date of issuance (the “Warrant”) shares of our common stock;

(2)	This Offering Circular includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ___________________________________.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “CannAssist,” “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CannAssist International Corp. and its wholly owned subsidiary, Xceptor LLC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of our business;

●	Our ability to successfully develop material revenue streams from our operations;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology, economic and societal conditions and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

History

CannAssist International Corp. was originally named Iris Grove Acquisition Corporation ("Iris Grove ") and incorporated on May 17, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In this Offering Circular, unless the context indicates otherwise, references to “CannAssist,” “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CannAssist International Corp. and its wholly owned subsidiary, Xceptor LLC.

The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company’s telephone number is 760-990-3091. The Company's email address is mark@xceptorcbd.com, and its website is xceptorcbd.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular. The Company’s fiscal year end is December 31.

Business Summary

CannAssist produces and sells its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo (US Provisional Patent Number 62/581,605). CBD is a non-psychoactive compound found in hemp. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products formulated using its CBD product, Cibidinol. Cibidinol is used to formulate a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers. CannAssist manufactures and distributes its products from facilities operated by a third-party contract manufacturer and distributor located at 925 Freeport Pkwy, Suite 100, Coppell, TX 75019.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build relationships with customers and effectively market its products in order to execute the business plan of the Company on a broad scale. Further, there is no guarantee that the Company will be able to identify sufficient numbers of customers to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for the manufacturing of its products. Secondarily, following the manufacturing of its products, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy; however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

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Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

Furthermore, the Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion has a NDC code 72519-101-11 and can be referred to as a pain cream. The Company’s CBD topical lotion can be referred to as a pain cream and uses Methyl and Trolamine Salicylate as monographed pain relievers at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Currently, the Company’s common stock is quoted on the OTCQB® Venture Market under the symbol “CNSC.” No assurances can be given that a public market will develop following completion of this Offering or that, if a market does develop, it will be sustained.

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THE OFFERING

Issuer:	CannAssist International Corp.

Securities offered:	A maximum of 1,200,000 units (“Units”), with each Unit consisting of: (i) 3 shares of the Common Stock of the Company (each a “Share”); and (ii) 1 Warrant with each whole Warrant entitling the holder rights to purchase 1 Share at a purchase price equal to $0.50 per share for a period of 5 years from the date of issuance (each a “Warrant”), at an offering price of $0.75 per Unit (the “Offered Units”).

Number of shares of Common Stock outstanding before the Offering:	18,435,000 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	22,035,000 shares of Common Stock, if the maximum amount of Offered Units are sold (provided, however, this does not include the total number of shares of Common Stock that would be issued and outstanding if the Warrants underlying the Offered Units were exercised)

Price per Unit:	$0.75

Maximum offering amount:	$900,000

Trading Market:	Currently, the Company’s common stock is quoted on the OTCQB® Venture Market under the symbol “CNSC.” No assurances can be given that a public market will develop following completion of this Offering or that, if a market does develop, it will be sustained.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Long sales lead time.

Our need for more capital.

Risks of government programs and regulations in our business.

Risk of new technology.

Immediate and substantial dilution.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our securities. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

RISKS RELATED TO THE COMPANY

The Company has a limited operating history.

The Company is a development stage company and has limited operating history. The Company is relying on management to actuate and develop its business plan through its operating subsidiary, Xceptor LLC. The Company’s subsidiary has a limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The Company had generated revenues of $686,400 during the year ended December 31, 2019 and had a net loss of $442,806 (which included $193,750 on non-cash stock compensation expense) for the year ended December 31, 2019. The Company had an accumulated deficit of $422,512 as of December 31, 2019. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, through an initial capital raise, the successful development of the Company’s contemplated plan of operations, and its transition to the attainment of continued profitable operations are necessary for the Company to continue operations. There is no guarantee that the Company will be able to obtain the necessary financing or profitable operations. Due to these and other factors, the Company’ s independent auditors have issued a report raising substantial doubt of the Company’ s ability to continue as a going concern.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has limited operations to date. The Company will need to continue generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop relationships with customers and effectively market its products. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail operational activities.

The Company has a business plan hinged on its ability to market and sell its products. If the Company is unable to develop relationships with customers and market its products, then it will not be able to proceed with its business plan or possibly to successfully develop its planned operations at all. If the Company is unable to obtain sufficient funding to meet its minimum liquidity requirements, it may find it necessary to curtail operational activities.

Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the rules and regulations of the Securities and Exchange Commission relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

The Company has a small financial and accounting organization. Being a public company strains the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with a limited finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources. The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors; provided, however, the Company does have insurance for product liability claims. Even assuming that the Company obtained insurance against liabilities arising out of the negligence of its officers and directors (and taking into account the Company’s existing insurance against product liability claims), there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its sole officers and director, Mark Palumbo and Marla Palumbo, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to sell its products and as such would negatively impact the Company’s possible overall development.

The Company’s officers and directors beneficially own a majority, and will continue to own a majority, of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mark Palumbo and Marla Palumbo, the sole officers and director of the Company, are currently the beneficial owners of a majority of the Company’s outstanding common stock and, assuming sale of all the Units, will still own a majority of the Company's then outstanding common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their securities.

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The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock, of which, at the time of this Memorandum, 19,999,000 shares are available for issuance. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. As of the date of this Memorandum, 1,000 shares of Series A Preferred Stock are issued and outstanding and held by Mr. Mark Palumbo, an officer and sole director of the Company.

Mark Palumbo, an officer and sole director of the Company, beneficially owns the Company’s entire class of Series A Preferred Stock, which will provide him with continuing voting control over the Company and, as a result, he will exercise significant control over corporate decisions.

Mark Palumbo, an officer and sole director of the Company, has beneficial ownership of the entire class of the Company’s Series A Preferred Stock, which voting together as a class, have the right to vote 60% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

As a result of the above, Mark Palumbo exercises control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares may have no effect on the outcome of corporate decisions or the election of Directors. Furthermore, investors should be aware that Mr. Palumbo may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and, as a result, current shareholders of the Company will have little to no say in such matters.

RISKS RELATED TO THE BUSINESS OF THE COMPANY

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products. Nor has the Company conducted marketing studies regarding whether such products would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

Government regulation could negatively impact the business.

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products.

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

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Laws and regulations affecting the hemp industry are constantly changing, which could detrimentally affect our proposed operations in the event that the Company’s CBD products become subject to such regulation.

Local, state and federal laws and regulations relating to hemp-based products are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan in the event that the Company’s CBD products become subject to such regulation. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations in the event that the Company’s CBD products become subject to such regulation. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business in the event that the Company’s CBD products become subject to such regulation.

There may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products.

There may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products. Generally, section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to limitation thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that there may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products.

The Company’s CBD products may become subject to the application of laws relating to health and safety of our products.

The Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion can be referred to as a pain cream and uses Methyl and Trolamine Salicylate as monographed pain relievers at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

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The Company may face significant competition from companies that serve its industries.

The CBD products industry is subject to intense competition. The Company will be competing for customers with competitors who have greater financial and marketing resources, which would allow them to expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete in this market. If the Company is unable to compete successfully, its financial performance may be adversely affected.

The Company is subject to the potential factors of market changes.

The business of the Company will be significantly impacted by the performance of the CBD products industry and may experience more volatility and be exposed to greater risk than a more diversified business.

RISKS RELATED TO THIS OFFERING

The offering price of the Units has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Securities underlying the Units.

Currently there is no public market for the Company’s securities. The offering price for the Units has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of any of the Securities underlying the Units.

Our Common Stock is thinly traded, if at all, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate the Shares underlying the Units.

We have recently been approved for listing on the OTCQB® Venture Market and, as a result, our Common Stock has been sporadically traded on the OTCQB® Venture Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and limited revenue, which could lead to wide fluctuations in our share price. The price at which you purchase the Shares underlying the Units may not be indicative of the price that will prevail in the trading market. You may be unable to sell your Shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and limited revenues and profits to date, and the uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on public capital markets following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Units will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

 If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

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Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock, if any, or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

No minimum offering, limited reserves.

There shall be no minimum amount of proceeds to be received by the Company upon the sale of the Units offered hereunder. After the payment of expenses, including attorney and accounting fees, general and administrative expenses, the manufacturing of inventory, and marketing of the Company's products, the Company will have only limited reserves allocated for contingencies. In the event additional expenses are incurred in addition to those currently budgeted for, this would have a material adverse impact on the business and operations of the Company.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

You may be liable for damages if you breach the subscription agreement.

The subscription agreement in this Offering requires the investors to represent, among other things, that they meet certain suitability requirements and understand the risks associated with an investment in our Units and an investment in us, and that they can afford to lose all of the money they invest in us. Anyone who later makes a claim against us that is inconsistent with the representations in the subscription agreement will be in breach of the subscription agreement and will be liable for any damages we, our affiliates and agents suffer as a result of such breach, including the cost of a successful defense against a lawsuit of the kind discussed above. Accordingly, members should take the representations in the subscription agreement seriously and not invest in us if they are not comfortable with the investment in us or will suffer financially or emotionally if they lose their investment.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

DILUTION

If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $(62,351) or ($0.00) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

Dilution per share to new investors is determined by subtracting historical net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution:

Assumed public offering price per share	$0.25
Historical net tangible book value per share as of December 31, 2019	$0.00
Increase in net tangible book value per share attributable to this offering	$0.04
As adjusted pro forma net tangible book value per share after this offering	$0.04
Dilution per share to new public investors	$(0.21)

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, quarterly reports, periodic reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Shares underlying the Offered Units. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate once the Maximum Offering is reached or, if it is not reached, upon the discretion of the Board of Directors.

Procedures for Subscribing

When you decide to subscribe for Offered Units in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

USE OF PROCEEDS

The net proceeds to be realized from this Offering will be approximately $900,000 if all Units being offered are sold and no Placement Agent commissions are paid. Management anticipates the proceeds will generally be used as follows, and the estimated use of proceeds set forth below is not intended to represent the order of priority in which the proceeds may be applied:

Estimated Use of Proceeds (1)	Maximum Raise of $900,000	50% Raise of $450,000	25% Raise of $225,000	10% Raise of $90,000
Manufacturing	$150,000	$75,000	$37,500	$15,000
Marketing and Distribution	$400,000	$200,000	$100,000	$40,000
Research & Development and Testing	$150,000	$75,000	$37,500	$15,000
Operations and Personnel	$200,000	$100,000	$50,000	$20,000

(1) The Estimated Use of Proceeds set forth above does not reflect any proceeds that may be received by the Company upon the exercise of any Warrants underlying the Units. To the extent the Company may realize proceeds from the exercise of the Warrants, the Company intends to use such proceeds, if any, for the manufacture of its products, marketing, general working capital purposes and the Company's other capital needs.

THE FIGURES SET FORTH ABOVE ARE ESTIMATES, CANNOT BE PRECISELY CALCULATED AND SHOULD NOT BE RELIED UPON. ACTUAL EXPENDITURES MAY VARY SUBSTANTIALLY FROM THESE ESTIMATES AS A RESULT OF FUTURE EVENTS. ALTHOUGH THERE ARE NO CURRENT PLANS TO DO SO, THE COMPANY'S BOARD OF DIRECTORS RESERVES THE RIGHT, IN THE EXERCISE OF ITS BUSINESS JUDGMENT, TO ALTER THE ESTIMATES AND ANTICIPATED USES SET FORTH HEREIN.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

CannAssist International Corp. (formerly Iris Grove Acquisition Corporation) (the “Company”) was incorporated on May 17, 2017 under the laws of the State of Delaware. The business purpose of the Company is to produce, sell and market its CBD based products. The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company's email address is mark@xceptorcbd.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091.

CannAssist produces and sells its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo (US Provisional Patent Number 62/581,605). CBD is a non-psychoactive compound found in hemp. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, Cibidinol. Cibidinol will be available in a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

For the period ended December 31, 2019, the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity financing, or its ability to sell its services to generate consistent profitability.

Plan of Operation for the Next Twelve Months

For the next 12 months, the Company will be focusing on marketing and identifying customers to sell its products. The Company plans a full commercial launch of its products by the end of the 2020 fiscal year.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In addition, the Chief Executive Officer and several shareholders may fund the Company’s operations, if needed, during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

The Company anticipates that it would need approximately $900,000 over the next 12 months to continue as a going concern, satisfy its capital commitments and continue its operations in accordance with its current business plan, which will be used to fund expenses related to manufacturing, marketing and distribution, research and development and testing, operations and personnel. Management believes that this capital would allow the Company to meet its operating cash requirements, cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability by facilitating the Company’s business.

Revenues and Losses

During the six months ended June 30, 2020, the Company had revenues of $269,912 costs of revenue of $143,598 and a gross margin of $126,314. During that same period ended, total operating expenses were $2,980,896, consisting of general and administrative expenses of $154,423, commissions to a related party of $4,373, professional fees of $56,850 and preferred stock expense of $2,765,250. Loss from operations and before income taxes totaled $2,858,939. After income tax expense of $0, the Company generated net loss of $2,858,939.

During the year ended December 31, 2019, the Company posted total revenues of $686,400 and costs of revenues of $461,606 resulting in a gross margin of $224,794. For that same year ended, total operating expenses were $663,149, consisting of general and administrative expenses of $267,895, general and administrative expenses to a related party of $158,500, commissions to a related party of $25,562 and professional fees of $211,192. Loss from operations and before income taxes totaled $442,806. After income tax expense of $0, the Company generated net loss of $442,806.

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Liquidity and Capital Resources

As of June 30, 2020, the Company had total assets of $103,197, comprised of cash of $17,687, accounts receivable of $1,564, prepaid expenses of $6,190, other assets of $1,567 and inventory of $68,811. In comparison, as of December 31, 2019, the Company had total assets of $137,460, comprised of cash of $80,021, accounts receivable of $1,135, prepaid expenses of $4,145, other assets of $1,567 and inventory of $76,189.

Results of Operations

Results of Operation for the Three Months Ended June 30, 2020 and 2019

Revenues

For the three months ended June 30, 2020, the Company had revenues of $59,825, costs of revenue of $44,593 and gross margin of $15,232. In comparison, for the three months ended June 30, 2019, the Company had revenue of $165,865, cost of revenue of $118,698 and gross margin of $47,167. The decrease in revenue, cost of revenue, and gross margin resulted from changes in general economic conditions.

General and administrative expenses

General and administrative expenses were $72,046 for the three months ended June 30, 2020 compared to $73,484 for the three months ended June 30, 2019. The decrease in general and administrative expenses are negligible for the purposes of comparison.

General and administrative expenses to a related party, were $0 for the three months ended June 30, 2020 compared to $153,600 for the three months ended June 30, 2019. General and administrative expenses to a related party have decreased because the non-cash expense for stock issuance paid in 2019 in connection with a licensing agreement with an affiliate of the Company was a one-time expense.

Commissions

Commission expense was $0 for the three months ended June 30, 2020 compared to $314 for the three months ended June 30, 2019. Commission expense was paid to EME, LLC, a related party.

Professional fees

Professional fees were $24,240 for the three months ended June 30, 2020 compared to $69,816 for the three months ended June 30, 2019. Professional fees consist of audit, accounting and legal fees. The fees have decreased with the decrease in services required to comply with SEC filing requirements during the relevant periods.

Net Loss

For the three months ended June 30, 2020, we realized a net loss of $83,570 as compared to a net loss of $250,563 for three months ended June 30, 2019. The decrease in net loss in the current period is due to the non-cash expense for stock issuance paid in 2018 in connection with a licensing agreement with an affiliate of the Company was a one-time expense and a decrease in other operating expenses in conjunction with the decrease in business activity.

Results of Operation for the Six Months Ended June 30, 2020 and 2019

Revenues

For the six months ended June 30, 2020, the Company had revenues of $269,912, costs of revenue of $143,598 and a gross margin of $126,314. In comparison, for the six months ended June 30, 2019, the Company had revenue of $438,678, cost of revenue of $328,568 and a gross margin of $110,110. The decrease in revenue cost of revenue and gross margin resulted from changes in general economic conditions.

General and administrative expenses

General and administrative expenses were $154,423 for the six months ended June 30, 2020 compared to $124,608 for the six months ended June 30, 2019 have increased with the recent increase in business activity.

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General and administrative expenses to a related party were $0 for the six months ended June 30, 2020 compared to $154,100 for the six months ended June 30, 2019. General and administrative expenses to a related party have decreased because the non-cash expense for stock issuance paid in 2019 in connection with a licensing agreement with an affiliate of the Company was a one-time expense.

Commissions

Commission expense was $4,373 for the six months ended June 30, 2020 compared to $12,567 for the six months ended June 30, 2019. Commission expense was paid to EME, LLC, a related party

Professional fees

Professional fees were $56,850 for the six months ended June 30, 2020 compared to $105,032 for the six months ended June 30, 2018. Professional fees consist of audit, accounting and legal fees. The fees have decreased with the decrease in services required to comply with SEC filing requirements during the relevant periods.

Preferred Stock

Preferred Stock expense was $2,765,250 for the six months ended June 30, 2020 compared to $0 for the six months ended June 30, 2019. The preferred stock was issued to Mark Palumbo, a related party.

Net Loss

For the six months ended June 30, 2020, we realized a net loss of $2,858,939 as compared to a net loss of $286,713 for six months ended June 30, 2019. The increase in net loss in the current period is primarily due to the expense incurred in connection with the issuance of preferred stock.

Results of Operation for the Year Ended December 31, 2019 as compared to the Year Ended December 31, 2018

The Company generated total revenues of $686,400 during the year ended December 31, 2019, as compared to revenues of $745,165 during the year ended December 31, 2018. The decrease in revenues is a result of a decrease in revenues received from a related party.

During the year ended December 31, 2019, the Company posted operating expenses of $663,149, consisting of general and administrative expenses of $267,895, general and administrative expenses to a related party of $158,500, commissions to a related party of $25,562 and professional fees of $211,192. In contrast, during the year ended December 31, 2018, the Company posted operating expenses of $136,966, consisting of general and administrative expenses of $34,471, general and administrative expenses to a related party of $4,800, commissions to a related party of $28,655 and professional fees of $69,040. The increase in operating expenses is attributable to an expansion of operations and costs related to the commercialization of the Company’s products.

During the year ended December 31, 2019, the Company posted a net loss of $438,355, compared to a net income of $32,133 for the year ended December 31, 2018. The increase in net loss is primarily the result of increases in operating expenses attributable to an expansion of operations.

During the year ended December 31, 2019, the Company used $139,443 in cash from operating activities and generated $152,113 in cash from financing activities. The Company did not use or generate any cash in investing activities.

The Company had a cash balance of $80,021 and $67,351 as of December 31, 2019 and 2018, respectively.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Note 2 to the Financial Statements describes the significant accounting policies and methods used in the preparation of the Financial Statements. Estimates are used for, but not limited to, contingencies and taxes.  Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Financial Statements.

We are subject to various loss contingencies arising in the ordinary course of business.  We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies.  An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired, or a liability has been incurred and the amount of the loss can be reasonably estimated.  We regularly evaluate current information available to us to determine whether such accruals should be adjusted.

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Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

We are a public reporting company under the Exchange Act. We publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

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As a result, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

OUR BUSINESS

Corporate History and General Information

CannAssist International Corp. was originally named Iris Grove Acquisition Corporation ("Iris Grove ") and incorporated on May 17, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In this Offering Circular, unless the context indicates otherwise, references to “CannAssist,” “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CannAssist International Corp. and its wholly owned subsidiary, Xceptor LLC.

The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company's email address is mark@xceptorcbd.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

The Business

Overview

CannAssist produces and sells its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo (US Provisional Patent Number 62/581,605). CBD is a non-psychoactive compound found in hemp. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products formulated using its CBD product, Cibidinol. Cibidinol is used to formulate a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

The Products and Process

CannAssist currently produces a line of topical products and intends to expand its product lines to produce a number of consumable and topical products in various delivery forms including capsules, sublingual drops, films, troches, lotions, creams, sprays, powders and suppositories, which will use its product, Cibidinol, as an ingredient. CannAssist's product offerings are based on formulation and manufacturing processes that are intended to enhance the bioavailability of CBD. Enhanced bioavailability is important as CBD and related compounds are oil-based and thus are not easily absorbed into the body. CannAssist's process is intended to allow for quicker absorption and reduced dosage requirements.

CannAssist intends to provide a line of CBD infused products that are produced with the Company's process of enhancing bioavailability. It is CannAssist's intent to create and maintain a robust product line. CannAssist’s research and development will also focus on studying adjunctive materials to use with the CBD product including (but not limited to) vitamins, anti-oxidants, sleep aids, and other ingredients. The Company’s CBD product Cibidinol is made from “hemp,” which is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.”

Plan of Operation and Presence in the Market

CannAssist manufactures and distributes its products from facilities operated by a third party contract manufacturer and distributor located at 925 Freeport Pkwy, Suite 100, Coppell, TX 75019. The Company has shifted its focus from research and development to the commercialization of its products. The Company currently offers a topical lotion containing Cibidinol and plans to launch more products in the near future (which are currently under development). We sell our products directly online through our established website found at xceptorcbd.com. We currently have four active sales contractor distributors with plans to add two more sales representatives by the end of next year.

 Over the next twelve months, CannAssist plans to solidify its market presence and position by enhancing current and developing new strategic relationships. Products will be sold through distributors and wholesalers and through a significant online market presence. CannAssist will also evaluate the generation of additional revenue streams through the licensing of its manufacturing processes to strategic partners. Specifically, in 2020, the Company plans to expand its product line by adding scents and flavors and concentration levels to its existing products, establish strategic partnerships with farms and other suppliers and engage in clinical studies in connection with its products.

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There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In addition, the Chief Executive Officer and several shareholders may fund the Company’s operations, if needed, during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

Pricing

We price our products using a formula that accounts for all Costs of Goods Sold (“COGS”) a sales margin as applied to these costs from 7.5 - 8.5 times COGS.

The Market – CBD Products

According to the Brightfield Group (“Brightfield”), the hemp-derived CBD market will reach sales of $22 billion by 2022, as compared to $591 million in 2018. According to Brightfield, main drivers of growth would be:

·	Increased investment.
·	The popularity of hemp CBD versus pharmaceutical products as wellness trends continue.
·	The evolution of distribution channels.
·	The expansion of the offering – driven by more product types and constant innovation.

According to Brightfield, 55% of CBD users purchase their CBD products at storefront dispensaries, 31% through local delivery services, and 17% online. Most of the remainder of CBD products are sourced from friends, dealers and cooperatives (8-9% each). Among CBD users, 80% use CBD products at least once a week, and about 41% use them every day. Approximately 4% of CBD consumers are occasional users, turning to CBD products less than once a month. Over half of CBD users have bought 1-2 CBD products over the last two weeks, and roughly 17% have bought 3 or more over the same time period. CBD users tend to enjoy having low or micro-doses of CBD (10 mg or less), once or twice per day.

According to Brightfield, the demographic age of CBD users are as follows: the largest group (nearly one third) between ages 35 and 49, and the 26-34 and 50-64 age, ranges each making up 20-25% of the market. Among CBD users, hemp-derived CBD users lean slightly older, more likely to fall into the 50-64 age range, and less likely to fall into the 26-34 age range. In general, significantly more CBD users are female (55%) than male (44%), with that figure being driven up by hemp-derived CBD users, 59% of whom were female. CBD users reflect the general population in terms of income, but within their ranks, slightly more hemp-derived CBD users fall into the lower-income groups (employed but making less than $40K). CBD users are generally well-educated - only 1.3% have not (yet) received their high school diplomas, whereas 15.4% have a graduate or post-grad degree completed. Nearly half of CBD users have a Bachelor’s Degree or beyond. CBD users are the most likely to be married – with 43% having spouses. At least 37% are married among all respondents, and this is the most common status. Just over 30% of CBD users are single.

Customer Profile

Among companies that we believe will purchase products from CannAssist, Management will target customers with the following demographic profile when implementing its marketing campaigns:

·	Operates as a distributor or manufacturer of consumable goods
·	Is a brand firm that is looking to enter the CBD products market
·	Generates revenues in excess of $10 million per year
·	Will spend $100,000 to $1.5 million per year via purchase orders.

Also, consumers will have direct online access to CannAssist’s products. CannAssist will target consumers who frequently use social media, make general and healthcare purchases through online marketplaces, and perform web searches for healthcare and lifestyle information.

Marketing, Sales and Distribution Strategy

Management intends on using a number of sales and marketing strategies to ensure market share and sales volume.

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CannAssist intends to market its products by building a large word-of-mouth referral network once the business establishes a strong brand name and by maintaining extensive relationships with third party cosmetics and consumables manufacturers and distributors.

CannAssist’s Management Team, and its sales agents will frequently attend trade shows and industry forums to formalize and secure incremental and new revenue sources.

CannAssist is developing preferred pricing models for distributors, manufacturers, and partners to drive volume in desired product segments and to ensure consistent and predictable sales sources.

Currently, the Company’s products are primarily being distributed through EME Ltd., a cosmetic distribution company that is owned by the Company’s officers and directors Mark Palumbo and Marla Palumbo, and through Kinetik Technologies, a cosmetic distribution company located in Hazlet, NJ. Additional distribution (domestic and international) is being developed that will use strategic partnership strategies to sell our products to non-cosmetic customers. We are also developing an on-line, PR and direct sales strategy for sales of our Xceptol Brand products. Furthermore, the Company will develop an independent sales network that will operate on a commission basis, which will provide agents with a range of commissions depending on the volume and type of business secured. Management expects to have three to four independent sales agents.

Competition

The current market place currently consists of collectives, dispensaries, licensed pain management clinics, and related entities that are licensed to sell CBD based products. There are also a number of online vendors that provide diverse inventories of CBD infused products. Most states explicitly allow for the sale of CBD products that have been produced from industrial hemp with limited quantities of psychoactive ingredients. As such, larger corporations that are able to strictly adhere to these manufacturing standards are entering the market with consumable and topical products that feature CBD as one of the primary ingredients.

We believe that one of the main competitive advantages that CannAssist will have over its competition is that the business is able to increase the bioavailability of CBD through what we believe to be a unique manufacturing process. We believe that this will remain as one of the strongest advantages that CannAssist will have throughout the life of the business. Furthermore, we believe that this technology additionally advances a more consumer accessible costing.

Suppliers, Distributors and Other Strategic Partners

We purchase materials to formulate our CBD products from NectarTek LLC, a company headquartered in Las Vegas, Nevada, which is a high-volume extractor of hemp that produces CBD isolate and distillate.

CannAssist periodically contracts TakaUSA, a third-party contract manufacturer and distributor located at 925 Freeport Pkwy, Suite 100, Coppell, TX 75019, to manufacture and ship its products.

The Company will lease production and R&D space from Cosmetic Innovations (CI) and CI will provide some outsourced production services. The Company has not yet entered into a formal agreement with CI, but plans to do so in the near future.

Currently, the Company’s products are primarily being distributed through EME Ltd., a cosmetic distribution company that is owned by the Company’s officers and directors Mark Palumbo and Marla Palumbo, and through Kinetik Technologies, a cosmetic distribution company located in Hazlet, NJ.

Employees

CannAssist has 2 employees.

Property

CannAssist's corporate facilities are located at 1548 Loch Ness Dr., Fallbrook, CA 92028.

Intellectual Property

On April 29, 2019, CannAssist International Corp. (the “Company”) entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company issued to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement and shall issue to the Licensor an additional 1,000,000 shares restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term. Mark Palumbo, the Licensor of the Technology, is also an officer and sole director of the Company.

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Notwithstanding the foregoing, the Company does not currently hold any other intellectual property or trade secret protection on any other aspects of its business. The Company currently plans on attempting to obtain patents, copyright, trademarks and/or service marks on its products; provided, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

Effect of Existing or Probable Governmental Regulation

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).”

” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

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Furthermore, the Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion can be referred to as a pain cream and uses Methyl and Trolamine Salicylate as monographed pain relievers at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

In April 2019, the Company filed an application to obtain a Bulk Drug Substance License under Section 503b of the Federal Food Drug and Cosmetic Act (FD&C Act) in order to expand the Company’s business into a new market segment and attract new potential customers operating as “contract compounders.” Generally, the grant of a Bulk Drug Substance License under Section 503b by the FDA is an approval for contract compounder pharmacists to use the Issuer’s product in prescribed drug blends customized for patient use. While the Company’s operations are still currently being reviewed as part of the FDA’s Bulk Drug Substance License (503b) program and is still pending, the continuation of the Company’s business is not related to the outcome of the FDA’s Bulk Drug Substance License (503b) program review and the Company will be permitted to continue its current business and operations even if the Company’s application for a Bulk Drug Substance License under Section 503b is denied; the continuation of the Issuer’s current business and operations is completely independent of its application for a Bulk Drug Substance License under Section 503b, which, to reiterate, was primarily instituted as a means to expand the Issuer’s business into a new market segment and attract new potential customers operating as “contract compounders.”

Legal Matters

 We know of no material, existing or pending legal proceedings against CannAssist, nor is it involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

 Risks and Uncertainties facing the Company

As a development stage company, the Company has limited operating history and has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the CBD industry.

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Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Trading Market

Currently, the Company’s common stock is quoted on the OTCQB® Venture Market under the symbol “CNSC.” No assurances can be given that a public market will develop following completion of this Offering or that, if a market does develop, it will be sustained.

Reports to Security Holders

In July 2017, the Company (as Iris Grove Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Exchange Act and is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the SEC may be inspected at the Commission’s principal office in Washington, D.C. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001709542.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Mark Palumbo	60	Chief Executive Officer, Secretary, Chief Financial Officer and Director	2018
Marla Palumbo	60	President	2019

Mark Palumbo

Chief Executive Officer, Secretary, Chief Financial Officer and Director of the Company

Following studies at the University of Rhode Island, Mark worked in the aerospace industry for three years starting in 1980. At Ocean Technologies he worked as an electronic technician supporting the development of submarine weapon systems of the Naval Underwater Systems Center in Newport/Middletown, RI and he then worked in a similar capacity for Hughes Aircraft. To better utilize his Biology degree Mark joined DuPont Pharmaceuticals in 1983. He initially worked as a pharmaceutical representative supporting doctors, hospitals, and pharmacies in Southern California. Later he was promoted to a management position at their Long Island, NY production facility that provided contract testing and manufacturing services to the pharmaceutical, cosmetic, personal care and nutritional industries. In 1990 Mark pursued his interest in the Cosmetic and Personal Care industries. He worked at US Cosmetics selling cosmetic ingredients to US formulators and manufacturers and then, 5 years later, he moved to Collaborative Laboratories where he directed the company’s global sales initiative. Utilizing his industry knowledge and experience Mark formed his own company, DIOW Products (Doing it our Way), in 1999. Working collaboratively with clients the company developed, manufactured, and supplied raw materials for personal care, cosmetics and nutritional products. DIOW was sold in 2008 and using the retained assets, EME Ltd. was formed that same year. Through Mark’s leadership EME Ltd. has worked independently and collaboratively to develop new products and to enhance the bioavailability and ease-of-use of existing products. EME Ltd. currently includes a cell biology laboratory and two botanically based personal care, cosmetic, food and nutritional agencies.

Marla Palumbo

President

Marla Palumbo holds a Bachelor of Science in Nursing from Point Lorna College. She has 20 years of experience as a registered nurse, acting as nursing manager of 50 employees for 7 of these years. Additionally, Ms. Palumbo has 5 years in pharmaceutical sales and 5 years as Vice President and co-owner of DIOW Products, Inc. a cosmetic raw material supplier and 10 years as co-founder and co-owner of EME Ltd, a cosmetic raw material distribution company. Ms. Palumbo is co-founder of Xceptor, LLC, a wholly owned subsidiary of the Company. She brings experience in organization, business management and growth, regulatory and FDA guidelines, personnel management and growth and creating programs and literature for product promotion and education.

Family Relationships

Mark Palumbo and Marla Palumbo, the sole officers and director of the Company, are husband and wife, respectively.

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Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

To date, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management in the future. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2019.

Narrative Disclosure to Summary Compensation Table

On April 29, 2019, CannAssist International Corp. (the “Company”) entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company issued to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement and shall issue to the Licensor an additional 1,000,000 shares restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term. Mark Palumbo, the Licensor of the Technology, is also an officer and sole director of the Company.

Notwithstanding the foregoing, there are no current employment agreements between the Company and its executive officers, Mark Palumbo and Marla Palumbo. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officers and directors other than as described herein.

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Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers, Mark Palumbo and Marla Palumbo, as of December 31, 2019.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because he can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole Director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Director’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole Director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s sole Director reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2019, we believe that our executive officers, sole Director and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

On April 29, 2019, CannAssist International Corp. (the “Company”) entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company issued to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement and shall issue to the Licensor an additional 1,000,000 shares restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term. Mark Palumbo, the Licensor of the Technology, is also an officer and sole director of the Company.

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Notwithstanding the foregoing, our sole Director does not currently receive any consideration for his services as a Director. The Company reserves the right in the future to award future members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our sole Director determines the compensation given to our executive officers in his sole determination. Our sole Director also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, our sole Director reserves the right to grant stock options in the future, if he, in his sole determination, believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our sole Director, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Marla Palumbo has advanced the Company a limited amount of funds to cover some general operating expenses and travel costs. These advances are unsecured, due on demand and non-interest bearing. As of December 31, 2019 and 2018, the balance due to Ms. Palumbo for cash advances is $9,498 and $300, respectively. Ms. Palumbo is the President of the Company and wife of the CEO, Mark Palumbo.

On June 29, 2018, Ms. Palumbo advanced the Company $6,000 for general operating expenses. The advance is unsecured, due on demand and non-interest bearing. During the year ended December 31, 2019, the $6,000 was repaid.

During the year ended December 31, 2018, EME, Ltd. advanced the Company $2,366 to pay for certain operating expenses. EME, Ltd. is owned by Mark Palumbo, CEO. The advance was repaid during the year ended December 31, 2019. The advance was unsecured, non-interest bearing and due on demand. In addition, there is $9,857 and $4,373 of accounts payable due to EME, Ltd as of December 31, 2019 and 2018.

During the years ended December 31, 2019 and 2018, the Company paid sales commissions of $25,562 and $28,655, respectively, to EME Ltd.

During the years ended December 31, 2019 and 2018, respectively, the Company incurred $6,400 and $4,800 of expense for Matthew Palumbo for product design services. Matthew Palumbo is the son of Mark Palumbo, CEO.

On April 29, 2019, CannAssist International Corp. (the “Company”) entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company issued to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement and shall issue to the Licensor an additional 1,000,000 shares restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term. Mark Palumbo, the Licensor of the Technology, is also an officer and sole director of the Company.

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On March 30, 2020, the Company issued 1,000 shares of its Series A Preferred Stock to Mark Palumbo, an officer and sole director of the Company, for $0.0001 per share in reliance on the exemption from registration under Section 4(a)(2). Series A Preferred Stock, voting together as a class, have the right to vote 60% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

Our officers and sole director are now and may in the future become a stockholder, officer or director of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. Although we do not currently have a right of first refusal pertaining to opportunities that come to management’s attention insofar as such opportunities may relate to our business operations, we have established a conflict of interest policy intended to ensure timely disclosure and avoidance of activities and relationships that conflict with the interests of the Company.

Our officers and sole director are subject to the restriction that all opportunities contemplated by our business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to our Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. To the extent possible and once we have sufficient resources and have appointed additional Directors, a majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors’ consent; and

●	Obtaining shareholder consent where required.

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

COMMON STOCK

	Common Shares	Percentage
	Owned	Of Class(1)

Mark Palumbo (2)(3)	9,800,000	53.15%
Chief Executive Officer, Secretary, Treasurer and Director

Marla Palumbo (3)(4)	1,200,000	6.5%
President

(1)	Based on 18,435,000 common stock shares outstanding.

(2)	Consists of 3,000,000 shares initially owned in the Company as a result of the change in control, 1,800,000 shares received in exchange for membership interests in Xceptor, LLC pursuant to the Acquisition and 5,000,000 shares in connection with a License Agreement by and between the Company and Mr. Palumbo.

(3)	This individual’s address is 1548 Loch Ness Dr., Fallbrook, CA 92028.

(4)	Consists of 1,200,000 shares received in exchange for membership interests in Xceptor, LLC pursuant to the Acquisition.

SERIES A PREFERRED STOCK

	Series A Preferred Shares Owned	Percentage of Class (1)
Mark Palumbo (2)(3)	1,000	100%
Chief Executive Officer, Secretary, Treasurer and Director

(1)	Based on 1,000 Series A Preferred Stock shares outstanding.

(2)	Consists of 1,000 shares of Series A Preferred Stock, purchased at par value, which, voting together as a class, have the right to vote 60% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

(3)	Mr. Palumbo’s address is 1548 Loch Ness Dr., Fallbrook, CA 92028.

DESCRIPTION OF SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws.

General

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 18,435,000 shares are outstanding as of the date of this offering circular. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which 1,000 shares of have been designated as Series A Preferred Stock. There are 1,000 shares of Series A Preferred Stock that are issued and outstanding and are held by Mark Palumbo, an officer and sole director of the Company.

34

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

. Shares of Preferred Stock may be issued in one or more series or classes or series within a class. All shares of Preferred Stock in the same class and series shall be identical and have identical preferences, limitations and relative rights, except that shares of the same class and series issued at different times may vary as to the dates as to which dividends thereon shall be cumulative and except as otherwise prohibited by permissible law. Such classes or series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of stock of the corporation.

The Board of Directors is expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the Company’s Certificate of Incorporation and the laws of the State of Delaware. The Board of Directors is also vested with the authority to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

Series A Preferred Stock

The Series A Preferred Stock provides the holders thereof the right, voting separately as a class, to vote in aggregate 60% of our outstanding voting shares on any and all shareholder matters (the “Majority Voting Rights”). The Series A Preferred Stock has no liquidation rights and contains no dividend.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Certificate of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

Other than the Majority Voting Rights, our Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever; provided, however, the Series A Preferred Stock and the rights associated therewith, could act to prevent or delay a change in control.

The 1,000 shares of Series A Preferred Stock are held by Mark Palumbo, an officer and sole director of the Company.

Quotation on the OTCQB® Venture Market

The Company’s stock is quoted on the OTCQB® Venture Market under the symbol “CNSC.” The OTCQB® Venture Market is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTCQB® Venture Market, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible, subject to certain requirements for admission.

35

Transfer Agent

Globex Transfer LLC of Deltona, Florida serves as transfer agent for the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at its discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of Units offered in this Offering are sold, there will be 22,035,000 shares of our Common Stock outstanding (provided, however, this does not include the total number of shares of Common Stock that would be issued and outstanding if the Warrants underlying the Offered Units were exercised) .

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by the Law Offices of Jarvis J. Lagman, Esq. of San Diego, CA.

36

EXPERTS

BF Borgers CPA PC, an independent registered public accounting firm, has audited the balance sheets of the Company as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes. The Company has included such financial statements in this Memorandum in reliance on the report of April 8, 2020, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

37

FINANCIAL STATEMENTS

F-1

CannAssist International Corp.

Balance Sheets

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash	$17,687	$80,021
Accounts receivable	1,564	1,135
Prepaid expenses	6,190	4,145
Other asset	1,567	1,567
Inventory	76,189	50,592

Total assets	$103,197	$137,460

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accruals	$198,294	$124,796
Accounts payable – related party	11,843	9,857
Convertible notes payable, net of debt discount of $2,762	12,238	-
Customer deposits	-	54,660
Due to a related party	16,840	9,498
Loans payable	11,000	1,000
Total current liabilities	250,215	199,811

Commitments and contingencies	-	-

Stockholders’ Deficit:
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 18,435,000 issued and outstanding	1,844	1,844
Additional paid in capital	3,132,589	358,317
Accumulated deficit	(3,281,451)	(422,512)
Total Stockholders’ deficit	(147,018)	(62,351)

Total Liabilities and Stockholders’ Deficit	$103,197	$137,460

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

CannAssist International Corp.

Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$59,825	$165,865	$269,912	$438,678
Cost of revenue	44,593	118,698	143,598	328,568
Gross margin	15,232	47,167	126,314	110,110

Operating expenses:
General and administrative	72,046	73,484	154,423	124,608
General and administrative– related party	-	153,600	-	154,100
Commissions – related party	-	314	4,373	12,567
Professional fees	24,240	69,816	56,850	105,032
Preferred stock issued for change of control	-	-	2,765,250	-
Total operating expenses	96,286	297,214	2,980,896	396,307

Loss from operations	(81,054)	(250,047)	(2,854,582)	(286,197)

Other expense:
Interest expense	(2,516)	(516)	(4,357)	(516)
Total other expense	(2,516)	(516)	(4,357)	(516)

Loss before provision for income taxes	(83,570)	(250,563)	(2,858,939)	(286,713)
Provision for income taxes	-	-	-	-

Net loss	$(83,570)	$(250,563)	$(2,858,939)	$(286,713)

Loss per share, basic and diluted	$(0.00)	$(0.02)	$(0.16)	$(0.02)
Weighted average shares outstanding, basic and diluted	18,435,000	15,871,538	18,435,000	14,150,331

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

CannAssist International Corp. Statements of Changes in Stockholders’ Deficit For the Six Months Ended June 30, 2019 and 2020 (Unaudited)

			Additional	Stock		Total
	Common Stock		Paid-in	Subscription	Retained	Stockholders'
	Shares	Amount	Capital	Receivable	Earnings	Deficit
Balance, December 31, 2018	12,410,000	$1,241	$13,920	$(30)	$20,294	$35,425
Cash collected on receivable				30	-	30
Net loss	-	-	-	-	(36,150)	(36,150)
Balance, March 31, 2019	12,410,000	1,241	13,920	-	(15,856)	(695)
Common stock issued for license agreement – related party	5,000,000	500	149,500	-	-	150,000
Net loss	-	-	-	-	(250,563)	(250,563)
Balance, June 30, 2019	17,410,000	$1,741	$163,420	$-	$(266,419)	$(101,258)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Deficit
Balance, December 31, 2019	-	$-	18,435,000	$1,844	$358,317	$(422,512)	$(62,351)
Preferred stock issued for change of control	1,000	-	-	-	2,765,250	-	2,765,250
Net loss	-	-	-	-	-	(2,775,369)	(2,775,369)
Balance, March 31, 2020	1,000	-	18,435,000	1,844	3,123,567	(3,197,881)	(72,470)
Warrants issued	-	-	-	-	9,022	-	9,022
Net loss	-	-	-	-	-	(83,570)	(83,570)
Balance, June 30, 2020	1,000	$-	18,435,000	$1,844	$3,132,589	$(3,281,451)	$(147,018)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

CannAssist International Corp. Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(2,858,939)	$(286,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred stock issued for change of control	2,765,250	-
Warrant expense	6,260	-
Common stock issued for licensing expense – related party	-	150,000
Changes in Operating Assets and Liabilities:
Accounts receivable	(429)	54,047
Inventory	(25,597)	(17,275)
Prepaid expenses and other assets	(2,045)	51,687
Accounts payable and accrued liabilities	75,484	56,903
Customer deposits	(54,660)	(59,671)
Net cash used by operating activities	(94,676)	(51,022)

Cash flows from Investing activities:	-	-

Cash flows from Financing activities:
Proceeds from loans - related party	12,852	9,496
Repayment of related party loans	(5,510)	-
Proceeds from loans payable	10,000	-
Proceeds from convertible loans payable	15,000	-
Proceeds from stock subscription receivable	-	30
Net cash provided by financing activities	32,342	9,526

Net decrease in cash	(62,334)	(41,496)
Cash, beginning of period	80,021	67,351
Cash, end of period	$17,687	$25,855

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

  CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

CannAssist International Corp. (the “Company” or “CannAssist”) was incorporated on May 17, 2017 under the laws of the state of Delaware under the name Iris Grove Acquisition Corporation to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 23, 2018 the Company changed its name to CannAssist International Corporation.

On June 18, 2018, the Company cancelled all 20,000,000 shares of its issued and outstanding stock and issued 3,000,000 shares of common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding common stock at the time. With the issuance of the stock and the redemption of the 20,000,000 shares of stock, the Company effected a change in its control and the new majority shareholder was elected as the new management of the Company.

On July 12, 2018, the “Company, entered into a share exchange acquisition agreement with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). The Acquisition was effected by the Company through the exchange of all the outstanding membership interests of Xceptor for 3,000,000 shares of common stock of the Company, valued at $0.0001 per share. At the time of the Acquisition, there was one shareholder of the Company who was also a shareholder and manager of Xceptor. Xceptor has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations. Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Xceptor’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements.

CannAssist produces and sells products formulated using its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo. CBD is a non-psychoactive compound found in hemp. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, Cibidinol. Cibidinol will be available in a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when needed. The allowance for uncollectible amounts is evaluated quarterly.

F-6

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company recognizes revenue when product is shipped. The Company will often receive payment and/or pay for the cost of goods prior to shipping. When this occurs, the result is both a prepaid for the supplies to be used in their product and a customer deposit. As of December 31, 2019, the Company has a prepaid expense of $4,145 and customer deposits of $54,660, for orders to be shipped in Q1, 2020.

Cost of Sales

Cost of sales is determined on the basis of the cost of production or the purchase of goods, adjusted for the variation of inventory Cost of sale is recognized as the direct cost of products or services sold during the period.

 Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated revenues of $269,912 during the six months ended June 30, 2020 and had a net loss of $2,858,939 for six months ended June 30, 2020, which consisted of a $2,765,250 non-cash expense for the issuance of preferred stock. The Company has an accumulated deficit of $3,281,451 as of June 30, 2020. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, through an initial capital raise, the successful development of the Company’s contemplated plan of operations, and its transition to the attainment of continued profitable operations are necessary for the Company to continue operations. There is no guarantee that the Company will be able to obtain the necessary financing or profitable operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 – LOANS PAYABLE

On October 11, 2017, the Company received a $1,000 loan from a third party. The loan is unsecured, due on demand and non-interest bearing.

On June 29, 2020, the Company received a $10,000 loan from a third party. The loan is unsecured, due on demand and non-interest bearing.

F-7

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On June 2, 2020, the Company issued a convertible note payable to a third party for $10,000. The note is unsecured, non-interest bearing and is due and payable in six months. If the loan is not repaid by the due date is can be converted into shares of common stock at $0.25 per share. In addition, the Company issued warrants to purchase 13,500 shares of common stock. The warrants have an exercise price of $0.50 and expire in five years.

On June 12, 2020, the Company issued a convertible note payable to a third party for $5,000. The note is unsecured, non-interest bearing and is due and payable in six months. If the loan is not repaid by the due date is can be converted into shares of common stock at $0.25 per share. In addition, the Company issued warrants to purchase 2,500 shares of common stock. The warrants have an exercise price of $0.50 and expire in five years.

The above notes are shown net of $2,762 of debt discount.

NOTE 6 – RELATED PARTY TRANSACTIONS

Marla Palumbo has advanced the Company a limited amount of funds to cover some general operating expenses and travel costs. These advances are unsecured, due on demand and non-interest bearing. As of June 30, 2020, and December 31, 2019, the balance due to Ms. Palumbo for cash advances is $16,840 and $9,498, respectively. Ms. Palumbo is the President of the Company and wife of the CEO, Mark Palumbo.

During the six months ended June 30, 2020 and 2019, the Company paid sales commissions of $4,373 and $12,567, respectively, to EME Ltd.

During the six months ended June 30, 2020 and 2019, respectively, the Company incurred $0 and $4,100 of expense for Matthew Palumbo for product design services. Matthew Palumbo is the son of Mark Palumbo, CEO.

On April 29, 2019, the Company entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company shall issue to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement, and shall issue to the Licensor an additional 1,000,000 restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term.

On March 30, 2020, the Company issued 1,000 shares of its Series A Preferred Stock to Mark Palumbo, an officer and director of the Company. Based on the rights of the designation the shares of preferred stock were value at 60% of the value of the total common stock outstanding. The shares of common stock have a current fair value of $0.25 per shares resulting in total non-cash expense of $2,765,250.

NOTE 7 – PREFERRED STOCK

The Company has designated 1,000 shares of Series A Preferred Stock. The shares of Series A Preferred Stock have a par value of $0.0001 per share. The Series A Preferred Shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock. Series A Preferred Stock, voting together as a class, have the right to vote 60% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

F-8

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 8 – WARRANTS

On April 1, 2020, the Company entered into an agreement with an independent consultant pursuant to which the consultant shall be paid a cash monthly retainer of $5,000 a month and shall be issued 110,000 warrants to purchase shares of the common stock of the Company at an exercise price equal to $0.25 per share, subject to certain conditions regarding vesting. This agreement has a term of 12 months and shall be automatically renewed on a month to month basis unless terminated upon 30 days’ written notice.

The warrants were evaluated for purposes of classification between liability and equity. The warrants do not contain features that would require a liability classification and are therefore considered equity. The warrants were fair valued at $25,038. The expense is being amortized over the one-year term of the agreement. The Black Scholes pricing model was used to estimate the fair value of the Warrants issued with the following inputs:

Warrants	110,000
Share price	$0.25
Exercise Price	$0.25
Term	10 years
Volatility	103.5%
Risk Free Interest Rate	2.49%
Dividend rate	-

During the six months ended June 30, 2020, the Company issued 16,000 warrants in conjunction with the issuance of two convertible promissory notes (Note 5). The warrants have an exercise price of $0.50 and expire in five years. Using the fair value calculation, the relative fair value between the debt issued and the warrants was calculated to determine the warrants recorded equity amount of $2,762, accounted for in additional paid in capital.

The Black Scholes pricing model was used to estimate the fair value of the warrants issued with the following inputs:

Warrants	16,000
Share price	$0.25
Exercise Price	$0.25
Term	5 years
Volatility	103.5%
Risk Free Interest Rate	1.88%
Dividend rate	-

A summary of the status of the Company’s outstanding stock warrants and changes during the year is presented below:

Activity for the six months ended June 30, 2020 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	-	-	-
Granted	126,000	$0.25	9.15	$-
Expired	-	$-	-	$-
Exercised	-	$-	-	$-
Outstanding at June 30, 2020	126,000	$0.25	9.15	$-
Exercisable at June 30, 2020	61,000	$0.25	9.15	$-

Range of Exercise Prices	Number Outstanding 6/30/2020	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.25	126,000	9.15 years	$0.25

F-9

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

Subsequent to June 30, 2020, the Company issued convertible promissory notes for total proceeds of $15,500. The notes are unsecured, non-interest bearing and is due and payable in six months. If the loans are not repaid by the due date they can be converted into shares of common stock at $0.25 per share. In addition, the Company issued warrants to purchase 22,002 shares of common stock. The warrants have an exercise price of $0.50 and expire in five years.

F-10

FINANCIAL STATEMENTS

F-11

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of CannAssist International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CannAssist International Corp. (the "Company") as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

April 8, 2020

F-12

CannAssist International Corp.

Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$80,021	$67,351
Accounts receivable	1,135	56,160
Prepaid expenses	4,145	62,173
Other asset	1,567	-
Inventory	50,592	19,764

Total assets	$137,460	$205,448

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accruals	$124,796	$89,565
Accounts payable – related party	9,857	4,373
Accrued liabilities	-	-
Customer deposits	54,660	59,671
Due to a related party	9,498	8,666
Loan payable	1,000	1,000
Accrual for income taxes	-	6,748
Total current liabilities	199,811	170,023

Commitments and contingencies	-	-

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 18,435,000 and 12,410,000 issued and outstanding, respectively	1,844	1,241
Stock subscription receivable	-	(30)
Additional paid in capital	358,317	13,920
(Accumulated deficit) / retained earnings	(422,512)	20,294
Total Stockholders’ (deficit) / equity	(62,351)	35,425

Total Liabilities and Stockholders’ Deficit	$137,460	$205,448

The accompanying notes are an integral part of these financial statements.

F-13

CannAssist International Corp.

Statements of Operations

	For the years ended December 31,
	2019	2018

Revenue	$686,400	$581,185
Revenue – related party	-	163,980
Total revenue	686,400	745,165

Cost of revenue	461,606	446,430
Cost of revenue– related party	-	129,636
Total cost of revenue	461,606	576,066
Gross margin	224,794	169,099

Operating expenses:
General and administrative	267,895	34,471
General and administrative– related party	158,500	4,800
Commissions – related party	25,562	28,655
Professional fees	211,192	69,040
Total operating expenses	663,149	136,966

(Loss) / income from operations	(438,355)	32,133

Other expense:
Interest expense	(4,451)	-
Total other expense	(4,451)	-

(Loss) / income before provision for income taxes	(442,806)	32,133
Provision for income taxes	-	(6,748)

Net (loss) / income	$(442,806)	$25,385

(Loss) / income per share, basic and diluted	$(0.02)	$0.00
Weighted average shares outstanding, basic and diluted	17,773,836	15,101,877

The accompanying notes are an integral part of these financial statements.

F-14

CannAssist International Corp.

Statement of Changes in Stockholders’ Equity

December 31, 2019 and 2018

			Additional	Stock		Total
	Common Stock		Paid-in	Subscription	Retained	Stockholders'
	Shares	Amount	Capital	Receivable	Earnings	Deficit
Balance, December 31, 2017	20,000,000	$2,000	$471	$-	$(5,091)	$(2,620)
Common stock cancelled	(20,000,000)	(2,000)	2,000	-	-	-
Shares issued with merger	3,000,000	300	(300)	-	-	-
Contributed capital	-	-	2,400	-	-	2,400
Recapitalization of reverse merger	-	-	(650)	-	-	(650)
Common stock issued for cash	5,005,000	501	9,999	(30)	-	10,470
Common stock issued for cash – related party	4,405,000	440	-	-	-	440
Net income	-	-	-	-	25,385	25,385
Balance, December 31, 2018	12,410,000	1,241	13,920	(30)	20,294	35,425
Common stock issued for cash	850,000	85	149,915	30	-	150,030
Common stock issued for license agreement – related party	5,000,000	500	149,500	-		150,000
Common stock issued for services	175,000	18	43,732	-	-	43,750
Contributed capital	-	-	1,250	-	-	1,250
Net loss	-	-	-	-	(442,806)	(442,806)
Balance, December 31, 2019	18,435,000	$1,844	$358,317	$-	$(422,512)	$(62,351)

The accompanying notes are an integral part of these financial statements.

F-15

CannAssist International Corp.

Statements of Cash Flows

	For the year ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(442,806)	$25,385
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Recapitalization of reverse merger	-	(650)
Common stock issued to licensing expense – related party	150,000	-
Common stock issued for services	43,750	-
Changes in Operating Assets and Liabilities:
Accounts receivable	55,024	(56,160)
Inventory	(30,828)	(19,764)
Prepaid expenses and other assets	56,462	(62,173)
Accounts payable and accrued liabilities	33,966	98,686
Customer deposits	(5,011)	59,671
Net cash provided by operating activities	(139,443)	44,995

Cash flows from Investing activities:	-	-

Cash flows from Financing activities:
Proceeds from loans - related party	12,450	8,666
Repayment of related party loans	(11,617)	-
Contributed capital	1,250	2,400
Proceeds from sale of common stock	150,030	10,910
Net cash provided by financing activities	152,113	21,976

Net increase in cash	12,670	66,971
Cash, beginning of year	67,351	380
Cash, end of year	$80,021	$67,351

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-16

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

CannAssist International Corp. (the “Company” or “CannAssist”) was incorporated on May 17, 2017 under the laws of the state of Delaware under the name Iris Grove Acquisition Corporation to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 23, 2018 the Company changed its name to CannAssist International Corporation.

On June 18, 2018, the Company cancelled all 20,000,000 shares of its issued and outstanding stock and issued 3,000,000 shares of common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding common stock at the time. With the issuance of the stock and the redemption of the 20,000,000 shares of stock, the Company effected a change in its control and the new majority shareholder was elected as the new management of the Company.

On July 12, 2018, the “Company, entered into a share exchange acquisition agreement with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). The Acquisition was effected by the Company through the exchange of all the outstanding membership interests of Xceptor for 3,000,000 shares of common stock of the Company, valued at $0.0001 per share. At the time of the Acquisition, there was one shareholder of the Company who was also a shareholder and manager of Xceptor. Xceptor has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations. Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Xceptor’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements.

CannAssist produces and sells products formulated using its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo. CBD is a non-psychoactive compound found in hemp. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, Cibidinol. Cibidinol will be available in a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the year ended December 31, 2019 or 2018.

F-17

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

 Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value when needed. The allowance for uncollectible amounts is evaluated quarterly.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2019.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company recognizes revenue when product is shipped. The Company will often receive payment and/or pay for the cost of goods prior to shipping. When this occurs, the result is both a prepaid for the supplies to be used in their product and a customer deposit. As of December 31, 2019, the Company has a prepaid expense of $4,145 and customer deposits of $54,660, for orders to be shipped in Q1, 2020. As of December 31, 2018, the Company has a prepaid expense of $62,173 and customer deposits of $59.671, for orders to be shipped in Q1, 2019.

F-18

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

Cost of Sales

Cost of sales is determined on the basis of the cost of production or the purchase of goods, adjusted for the variation of inventory Cost of sale is recognized as the direct cost of products or services sold during the period.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. The Company has no dilutive shares as of December 31, 2019 and 2018.

F-19

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

 Recently issued accounting pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company has evaluated the impact of this accounting standard update and noted that it has had no material impact.

 On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In August 2015, the FASB issued ASU 2015-14, Deferral of the Effective Date, which amended the effective date for nonpublic entities to annual reporting periods beginning after December 15, 2018. In March 2016, the FASB issued an update (ASU 2016-08) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the guidance on principal versus agent considerations. In April 2016, the FASB issued an update (ASU 2016-10) to ASC 606, Identifying Performance Obligations and Licensing, which provides clarification related to identifying performance obligations and licensing implementation guidance under ASU 2014-09. In May 2016, the FASB issued an update (ASU 2016-12) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB issued an update (ASU 2016-20) to ASC 606, Technical Corrections and Improvements, which outlines technical corrections to certain aspects of the new revenue recognition standard such as provisions for losses on construction type contracts and disclosure of remaining performance obligations, among other aspects. The effective date and transition requirements are the same as those in ASU 2014-09 for all subsequent clarifying guidance discussed herein.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). As an Emerging Growth Company, the standard is effective for the Company’s 2019 annual reporting period and for interim periods after 2019. The Company is in the process of analyzing the potential impact this standard will have on its consolidated financial position and results of operations. The Company expects to apply the modified retrospective method upon adoption.

 The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-20

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated revenues of $686,400 during the year ended December 31, 2019 and had a net loss of $442,806 (which included $193,750 on non-cash stock compensation expense) for the year ended December 31, 2019. The Company has an accumulated deficit of $422,512 as of December 31, 201. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, through an initial capital raise, the successful development of the Company’s contemplated plan of operations, and its transition to the attainment of continued profitable operations are necessary for the Company to continue operations. There is no guarantee that the Company will be able to obtain the necessary financing or profitable operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 – LOAN PAYABLE

On October 11, 2017, the Company received a $1,000 loan from a third party. The loan is unsecured, due on demand and non-interest bearing.

NOTE 5 – RELATED PARTY TRANSACTIONS

Marla Palumbo has advanced the Company a limited amount of funds to cover some general operating expenses and travel costs. These advances are unsecured, due on demand and non-interest bearing. As of December 31, 2019 and 2018, the balance due to Ms. Palumbo for cash advances is $9,498 and $300, respectively. Ms. Palumbo is the President of the Company and wife of the CEO, Mark Palumbo.

On June 29, 2018, Ms. Palumbo advanced the Company $6,000 for general operating expenses. The advance is unsecured, due on demand and non-interest bearing. During the year ended December 31, 2019, the $6,000 was repaid.

During the year ended December 31, 2018, EME, Ltd. advanced the Company $2,366 to pay for certain operating expenses. EME, Ltd. is owned by Mark Palumbo, CEO. The advance was repaid during the year ended December 31, 2019. The advance was unsecured, non-interest bearing and due on demand. In addition, there is $9,857 and $4,373 of accounts payable due to EME, Ltd as of December 31, 2019 and 2018.

During the years ended December 31, 2019 and 2018, the Company paid sales commissions of $25,562 and $28,655, respectively, to EME Ltd.

During the years ended December 31, 2019 and 2018, respectively, the Company incurred $6,400 and $4,800 of expense for Matthew Palumbo for product design services. Matthew Palumbo is the son of Mark Palumbo, CEO.

On April 29, 2019, the Company entered into a Technology License Agreement with Mark Palumbo (“Licensor”) whereby the Licensor granted to the Company an exclusive worldwide license (the “License”) to use, market, promote and distribute certain technology related to a provisional patent application for a “Process for creating Carbohydrate Complexes with Cannabinoids and other Hydrophobic Molecules in large scale,” related patent applications, related trade-secrets and associated knowhow, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of data collection, security and management (the “Technology”). The initial term of the License is 5-years (the “Initial Term”) and shall automatically be renewed for successive 1-year terms (each, a “Renewal Term”) unless the Company elects to terminate the License by giving 30 days’ written notice prior to commencement of a Renewal Term. In exchange for the License of the Technology, the Company shall issue to the Licensor 5,000,000 restricted shares of its common stock, valued at par value per share, at the effective date of the agreement, and shall issue to the Licensor an additional 1,000,000 restricted shares of its common stock, valued at par value per share, at the commencement of each Renewal Term.

F-21

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

 NOTE 6 – COMMON STOCK

During the year ended December 31, 2018, the Company sold 5,005,000 shares of common stock to third parties for total cash proceeds of $10,500. As of December 31, 2018, $30 had not been collected and has been debited to stock subscription receivable. The $30 was collected during the year ended December 31, 2019.

Pursuant to the terms of the licensing agreement with Mark Palumbo (Note 5) the Company issued 5,000,000 shares of common stock. The shares were valued at $0.03, the average price that common stock has recently been sold for, for total non-cash expense of $150,000.

During year ended December 31, 2019, the Company granted 175,000 shares of common stock for services. The shares were valued at $0.25 for total non-cash expense of $43,750.

During the year ended December 31, 2019, the Company sold 850,000 shares of common stock for total cash proceeds of $150,000.

NOTE 7 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

Net deferred tax assets consist of the following components as of December 31:

	2019	2018
Federal income tax benefit attributable to:
Current operations	$93,000	$(6,748)
Less: valuation allowance	(93,000)	6,748
Net provision for Federal income taxes	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, due to the following:

	2019	2018
Deferred Tax Assets:
NOL Carryover	$88,700	$1,070
Less valuation allowance	(88,700)	(1,070)
Net deferred tax assets	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2019, the Company had no accrued interest or penalties related to uncertain tax positions.

F-22

CANNASSIST INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 8 – SUBSEQUENT EVENTS

On March 30, 2020, the Company issued 1,000 shares of its Series A Preferred Stock to Mark Palumbo, an officer and director of the Company, for $0.0001 per share in reliance on the exemption from registration under Section 4(a)(2). Series A Preferred Stock, voting together as a class, have the right to vote 60% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

On April 1, 2020, the Company entered into an agreement with an independent consultant pursuant to which the consultant shall be paid a cash monthly retainer of $5,000 a month and shall be issued 110,000 warrants to purchase shares of the common stock of the Company at an exercise price equal to $0.0001 per share, subject to certain conditions regarding vesting. This agreement has a term of 12 months and shall be automatically renewed on a month to month basis unless terminated upon 30 days’ written notice.

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the foregoing.

F-23

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Certificate of Incorporation (Filed as an Exhibit on Form 10-12G on January 18, 2017)
2.2	By-laws (Filed as an Exhibit on Form 10-12G on January 18, 2017)
2.3	Amendment to Certificate of Incorporation (Filed as an Exhibit on Form S-1 on October 22, 2018)
3.1	Series A Preferred Stock Certificate of Designation (Filed as an Exhibit on Form 8-K on March 30, 2020)
3.2	Form of Warrant Agreement (Filed as an Exhibit on Form 1-A on July 20, 2020)
4.1	Form of Subscription Agreement (Filed herewith)
6.1	Technology License Agreement between CannAssist International Corp. and Mark Palumbo (Filed as an Exhibit on Form 8-K on May 15, 2019)
7.1	Agreement and Plan of Reorganization between CannAssist International Corp. and Xceptor LLC (Filed as an Exhibit on Form 8-K on July 13, 2018)
11.1	Consent of Accountants (Filed herewith)
12.1	Opinion of Counsel on legality of securities being registered (Filed herewith)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fallbrook, CA, on August 25, 2020.

(Exact name of issuer as specified in its charter):	CannAssist International Corp.

By (Signature and Title):	/s/ Mark Palumbo
Chief Executive Officer (Principal Executive Officer).

(Exact name of issuer as specified in its charter):	CannAssist International Corp.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Mark Palumbo
(Title):	Treasurer (Principal Financial Officer, Principal Accounting Officer).

(Date):	August 25, 2020

SIGNATURES OF DIRECTORS

DIRECTORS:

/s/ Mark Palumbo	August 25, 2020
Mark Palumbo	Date